                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240


                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplements, dated
                      November 6, 2001 and November 9, 2001

                                       of

                                  FINDWHAT.COM

     Global Financial Resources, Inc. ("GFRI") sold the following number of shares of our common stock on the date and at the per share price set forth below:

-   18,500 shares on November 15, 2001 at $5.74 per share.

This sale was effected by Union Securities Ltd., as agent, at a 2% commission charge. Immediately following this sale, GFRI beneficially owned 50,250 shares of our common stock.

     On November 15, 2001, the closing price per share of our common stock on the Nasdaq SmallCap Market was $6.35.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is November 16, 2001.